Exhibit 10.5.17

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (“Forbearance Agreement”) is entered into as of November 24, 2015 (the “Forbearance Effective Date”), by and among (i) Brushy Resources, Inc. (f/k/a Starboard Resources, Inc.), a Delaware corporation (“Borrower”), (ii) ImPetro Resources, LLC, a Delaware limited liability company (“ImPetro Resources”), (iii) ImPetro Operating, LLC, a Delaware limited liability company (collectively with ImPetro Resources, the “Guarantors” and each a “Guarantor”), and (iv) Independent Bank, a Texas state bank (“Lender”), and is entered into in connection with that certain Credit Agreement dated June 27, 2013 between the Borrower and the Lender (as previously amended, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings unless otherwise defined herein or the context otherwise requires.

R E C I T A L S:

WHEREAS, pursuant to the Credit Agreement, the Borrower executed and delivered a $100,000,000 promissory note payable to the Lender (the “Note”);

WHEREAS, as security for the Borrower’s indebtedness under the Note and the other Obligations, each Guarantor executed its Guaranty dated June 27, 2013, pursuant to which such Guarantor absolutely and unconditionally guaranteed the payment of the Note and the other Obligations;

WHEREAS, as additional security for the Note, the Borrower is executing additional Mortgages pertaining to certain of its properties located in New Mexico;

WHEREAS, Events of Default have occurred and continue to exist and certain events will likely result in an Event of Default, all as described on Exhibit A attached hereto (each, a “Forbearance Default”);

WHEREAS, the Borrower and the Guarantors are requesting a period of forbearance from the exercising of legal remedies available to the Lender as a result of the Forbearance Defaults;

NOW, THEREFORE, in consideration of the premises and the mutual covenants made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors and the Lender agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1           Terms Defined. See Article 4 of this Forbearance Agreement for certain defined terms used in this Forbearance Agreement.

1.2           References. References in this Forbearance Agreement to Exhibits, Articles, Sections or clauses shall be to exhibits, articles, sections or clauses of this Forbearance Agreement, unless expressly stated to the contrary. References in this Forbearance Agreement to  “hereby,” “herein,” “hereinafter,” “hereinabove,” “hereinbelow,” “hereof,” “hereunder” and words of similar import shall be to this Forbearance Agreement in its entirety and not only to the particular Exhibit, Article, or Section in which such reference appears. Exhibits and Schedules to any Loan Document shall be deemed incorporated by reference in such Loan Document. References to any document, instrument, or agreement (a) shall include all exhibits, schedules, and other attachments thereto, and (b) shall include all documents, instruments, or agreements issued or executed in replacement thereof. This Forbearance Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections. The phrases “this Section” and “this clause” and similar phrases refer only to the sections or clauses hereof in which such phrases occur. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative; the word “or” is not exclusive; the word “including” (in its various forms) shall mean “including, without limitation”; in the computation of periods of time, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; and all references to money refer to the legal currency of the United States of America. The Exhibits attached to this Forbearance Agreement and items referenced as being attached to this Forbearance Agreement are incorporated herein and shall be considered a part of this Forbearance Agreement for all purposes.

1.3           Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Forbearance Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this Section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

1.4           Negotiated Transaction. This Forbearance Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel, and no rule of construction shall apply hereto or thereto which would require or allow this Forbearance Agreement to be construed against any party because of its role in drafting this Forbearance Agreement.

ARTICLE 2

ACKNOWLEDGEMENTS AND AGREEMENTS

2.1           Events of Default. The Borrower and the Guarantors hereby acknowledge and agree that:

2.1.1 Each of the Forbearance Defaults has occurred or likely will occur and does or will constitute an Event of Default under the Credit Agreement; and

2.1.2 as a result of certain of the Forbearance Defaults, the Lender has the right to exercise any and all rights and remedies provided under the Credit Agreement and the other Loan Documents; and

2.1.3 interest on the Note is currently and has been accruing at the Default Rate since October 1, 2015 and will continue to accrue at the Default Rate; and

2.1.4 the Forbearance Defaults are not being waived hereby and each Forbearance Default shall continue to exist as an Event of Default unless waived in writing by the Lender after the date of execution of this Forbearance Agreement.

2.2           Fees. The Borrower agrees to pay to the Lender a forbearance structuring fee of $30,000 upon the earliest to occur of (i) the Forbearance Expiration Date, (ii) the full or partial refinancing of the Debt evidenced by the Note or (iii) the date of the first disposition of Oil and Gas Properties of the Borrower occurring on or after the Forbearance Effective Date.

2.3           Interest. Notwithstanding the provisions of Section 2.5.2 of the Credit Agreement or any other provision of the Loan Documents to the contrary, during the Forbearance Period, accrued interest on the Loans shall be payable in accordance with this Section 2.3. That portion of the accrued unpaid interest on the Loans which is calculated at the Floating Rate shall be payable in arrears on each Interest Payment Date and the Forbearance Expiration Date. All remaining accrued unpaid interest on the Loans (i.e., the five percent (5.00%) per annum in excess of the Floating Rate, attributable to interest accruing at the Default Rate) shall be due and payable on the earliest to occur of (i) the Forbearance Expiration Date, (ii) the full or partial refinancing of the Debt evidenced by the Note or (iii) the date of the first disposition of Oil and Gas Properties of the Borrower occurring on or after the Forbearance Effective Date.

2.4           Hedges. Contemporaneously with the execution and delivery of this Forbearance

Agreement, the Borrower shall execute and deliver to the Lender (i) a written directive to BP Energy Company in the form attached hereto as Exhibit B or such other form as the Lender and the Borrower may agree (the “BP Directive”), and (ii) a written directive to Cargill, Incorporated in the form attached hereto as Exhibit C or such other form as the Lender and the Borrower may agree (the “Cargill Directive”), directing such hedge providers to pay over to the Lender all hedge settlement proceeds, all hedge liquidation proceeds and all other amounts otherwise payable by such hedge providers to the Borrower in respect of Hedging Agreements and Hedging Transactions among such parties; provided, however, that the Lender agrees not to deliver the BP Directive to BP Energy Company or the Cargill Directive to Cargill, Incorporated if the Obligations are paid in full on or prior to the Forbearance Expiration Date. Amounts owed by hedge providers to the Borrower represent proceeds of Collateral. Any amounts received by the Lender from the Borrower’s hedge providers from time to time that are attributable to the Borrower shall be applied in accordance with the provisions of Section 2.8.

2.5           Marketing and Sale of Properties; Refinancing of Credit Facility.

2.5.1 During the Forbearance Period, the Borrower will continuously engage . . . .  for the purposes of refinancing the Obligations or marketing the Borrower’s Oil and Gas Properties for sale.

2.5.2 Not later than December 18, 2015, the Borrower will furnish to the Lender a copy of either (i) an executed term sheet between the Borrower and a prospective refinancing source setting forth the material terms upon which such source would be willing to refinance the Obligations, or (ii) an engagement letter executed between the Borrower and . . . . . . .  with respect to the marketing and sale of the Borrower’s Oil and Gas Properties (a “Marketing Term Sheet”). If the Borrower satisfies such requirement through the delivery of a Marketing Term Sheet, then marketing of the Borrower’s Oil and Gas Properties shall begin by December 21, 2015. Not later than December 29, 2015, the Borrower will either (x) furnish to the Lender a copy of a commitment letter executed by a refinancing source obligating such source to consummate a refinancing of the Obligations under the terms set forth therein on or before January 31, 2015, (y) consummate the closing of the sale of its . . . . .  and pay over all net proceeds thereof (minus reasonable and customary out-of-pocket costs incurred by the Borrower in connection with such sale) to the Lender for application in accordance with Section 2.8, or (z) otherwise pay over to the Lender $1,000,000 for application to the outstanding principal balance of the Note. If (a) on or before January 15, 2016 the Borrower delivers to the Lender one or more fully executed purchase and sale agreements whereby the Borrower agrees to sell its Oil and Gas Properties to one or more third parties for sufficient net sale proceeds to satisfy in full the Obligations (after deducting any transaction fees and expenses for which the Borrower may be liable in connection with such sale), (b) the closing of the transactions contemplated therein are scheduled to occur on or before February 15, 2016, and (c) as of January 15, 2016 there are no unsatisfied conditions to closing under such agreement(s) other than completion of due diligence, execution and delivery of the final conveyance instruments and payment of the purchase price, then upon the Lender’s confirmation of the satisfaction of clauses (a), (b) and (c) preceding, the Scheduled Maturity Date shall be extended to February 15, 2016.

2.5.3 Dispositions of the Borrower’s Oil and Gas Properties during the Forbearance Period shall be subject to the provisions of this Section 2.5.3. All dispositions of the Borrower’s Oil and Gas Properties shall require the prior written consent of the Lender, subject to the limited exceptions set forth in Section 7.9.2 of the Credit Agreement and except for a disposition from which the Obligations will be repaid in full in immediately available funds contemporaneously with the closing thereof. All sales proceeds of any such dispositions (net of all sale-related fees and expenses due to . . . .  and other reasonable and customary out-of-pocket costs incurred by the Borrower in connection with the disposition) must (i) equal or exceed the PW Value of such Oil and Gas Properties and (ii) be paid over to the Lender for application in accordance with Section 2.8 contemporaneously with the closing of such disposition. Following the later of (a) the Lender’s receipt of evidence satisfactory to the Lender that, for any hedge providers who are then party to an Intercreditor Agreement and whose consent may be required in connection with a proposed release of Liens, such hedge providers have consented to such release, and (b) the satisfaction of all other requirements set forth in this Section 2.5.3 with respect to a disposition of Oil and Gas Properties of the Borrower, the Lender will execute and deliver to the Borrower or its designee releases of its Mortgages to the extent the Mortgages encumber the Oil and Gas Properties so disposed.

2.6           Cash Flow.

2.6.1 During the Forbearance Period, not later than five (5) Business Days following the last day of each calendar month, the Borrower shall provide to the Lender in writing a detailed breakdown of the Borrower’s projected general and administrative expenses that will be payable during the month in which such report is due. In addition, contemporaneously with the delivery of the report that is due pursuant to the immediately preceding sentence on December 7, 2015, the Borrower shall provide to the Lender in writing a detailed breakdown of the Borrower’s actual general and administrative expenses paid during the month of November 2015.

2.6.2 During the Forbearance Period, cash flow from the Borrower’s Oil and Gas Properties may be used solely for the purposes of (i) paying the Obligations (including accrued interest, outstanding principal, legal fees and expenses incurred by the Lender and other fees and expenses payable under the Loan Documents to the Lender), (ii) paying lease operating expenses and amounts due to the Borrower’s critical vendors that are identified on Exhibit D, (iii) paying the Borrower’s past due accounts payable, and (iv) paying the Borrower’s essential general and administrative expenses. In no event will the Borrower use its funds or assets for the purpose of drilling any oil or gas wells or for making distributions to the owners of its Equity Interests.

2.6.3 On the Forbearance Effective Date, the Borrower shall execute and deliver to the Lender letters-in-lieu of transfer orders in the form attached hereto as Exhibit E, whereby the Borrower instructs the first purchasers of production from Oil and Gas Properties that constitute Collateral to pay directly to the Lender all production revenues attributable to the Borrower’s interests in such Oil and Gas Properties. The Lender agrees that it will not send such letters-in-lieu to such purchasers of production if the Obligations are paid in full in immediately available funds on or prior to the Forbearance Expiration Date. Otherwise, the Lender may forward such letters-in-lieu to such purchasers, and shall apply any such production revenues it receives in accordance with Section 2.8.

2.7           Monthly Commitment Reductions. During the Forbearance Period, the provisions of Section 2.8.2 of the Credit Agreement shall be suspended, and in lieu thereof the terms of this Section 2.7 shall apply. The Borrowing Base shall be automatically reduced as of each of the following dates in the amounts set forth opposite such dates:

December 1, 2015	$150,000
January 1, 2016	$150,000

In addition, (i) if the Borrower satisfies its obligations under the third sentence of Section 2.5.2  of this Forbearance Agreement by payment of either the net proceeds of an Eagle Ford Oil and Gas Property sale or $1,000,000 to the Lender for application in accordance with Section 2.8, the Borrowing Base shall be automatically reduced on the date of such payment in an amount equal to the portion of such payment that is applied toward principal reduction of the Note, and (ii) if the Scheduled Maturity Date is extended to February 15, 2016 pursuant to Section 2.5.2 of this Forbearance Agreement, the Borrowing Base shall be automatically reduced as of February 1, 2016 in an amount equal to $150,000. The Borrower shall pay, on or before the date of each automatic Borrowing Base reduction pursuant to this Section 2.7, an amount sufficient to reduce the sum of the outstanding principal balance of the Note plus the Letter of Credit Exposure to an amount equal to or less than the Borrowing Base as so reduced.

2.8          Application of Proceeds. Proceeds of Collateral received by the Lender from or for the account of the Borrower shall be applied by the Lender first, to fees and expenses of the Lender incurred in connection with this Forbearance Agreement or the other Loan Documents, then to accrued, unpaid interest on the Note (whether or not then due and payable), then to the outstanding principal balance of the Note (whether or not then due and payable), and then to the other Obligations (whether or not then due and payable), or in such other order as the Lender may determine in its sole discretion.

2.9          Extension of Second Lien Debt Maturity. On the Forbearance Effective Date, the Borrower shall furnish to the Lender evidence acceptable to the Lender that the maturity of the Second Lien Note has been extended to a date not earlier than August 1, 2016.

2.10 Mortgage and Title Matters. On the Forbearance Effective Date, the Borrower shall furnish to the Lender such Mortgages, amendments to Mortgages and other documents and instruments and in such number of original counterparts as the Lender may request in order to (i) create or further evidence a Lien in favor of the Lender on the Oil and Gas Properties described on Exhibit F attached hereto, (ii) evidence the Borrower’s name change in a format suitable for recordation in the counties in which Mortgages have been recorded, and (iii) certify the ownership interests held by the Borrower in its Oil and Gas Properties and the purchasers and operators of those Oil and Gas Properties. Not later than ten (10) days following the Forbearance Effective Date, the Borrower shall furnish to the Lender such title data and documentation as may be necessary in the discretion of the Lender to confirm the Borrower’s ownership of the Oil and Gas Properties described on Exhibit F attached hereto. In addition, promptly, but in any event within ten (10) days following each request therefor, the Borrower shall furnish to the Lender such additional Mortgages, amendments to Mortgage and title data and documentation as the Lender may request from time to time to maintain Mortgages on Oil and Gas Properties utilized in the most recent determination of the Borrowing Base having an aggregate PW Value of at least 80% of the PW Value of all such Oil and Gas Properties and to confirm the Borrower’s title to such Oil and Gas Properties.

2.11 Semi-monthly Updates. During the Forbearance Period, the Borrower’s management team shall participate in telephone conference calls with one or more representatives of the Lender at least two (2) times per month, with such calls to occur at least ten (10) days apart. During each of such calls the Borrower shall provide a detailed status update as to the potential refinancing of the Obligations or negotiations with each potential purchaser of all or any portion of the Borrower’s Oil and Gas Properties.

2.12 Suspension of Certain Rights. Notwithstanding contrary provisions in the Credit Agreement (as amended hereby) or the other Loan Documents, the Borrower’s right to request Loans or letters of credit or renewals or extensions of Letters of Credit under the Credit Agreement (as amended hereby) shall be, and is hereby, suspended indefinitely, and, as a consequence thereof, the Borrower shall not be entitled to request Loans or letters of credit or renewals or extensions of Letters of Credit under the Credit Agreement (as amended hereby) without the written consent of the Lender, which consent can be withheld for any reason or for no reason.

2.13 Further Assurances. The Borrower and the Guarantors hereby agree to execute and deliver any and all documents, instruments and agreements, and to take such other actions, as the Lender may reasonably require to effect the transactions and arrangements contemplated by this Forbearance Agreement.

ARTICLE 3
REPRESENTATION AND WARRANTIES

To induce the Lender to enter into this Forbearance Agreement, the Borrower and the Guarantors each hereby represent and warrant to the Lender as follows with the intention that the Lender shall rely thereon without any investigation or verification by the Lender or its counsel:

3.1           Execution of Agreement. This Forbearance Agreement has been duly executed and delivered on behalf of the Borrower and the Guarantors.

3.2           Authorized Action. The execution, delivery and performance of this Forbearance Agreement has been duly authorized by all necessary action on the part of the Borrower and the Guarantors.

3.3          Representations and Warranties in the Loan Documents. The representations and warranties of the Borrower and the Guarantors (as applicable) set forth in the Loan Documents after giving effect to this Forbearance Agreement and the disclosures given in connection with negotiation and execution of this Forbearance Agreement are true and correct as of the Forbearance Effective Date.

3.4          Defaults. No Default exists as of the Forbearance Effective Date other than Forbearance Defaults.

3.5           No Violation of Law. The consummation of this Forbearance Agreement does not contravene, violate, or conflict with any Requirement of Law.

ARTICLE 4

AMENDMENTS AND MODIFICATIONS TO CREDIT AGREEMENT

4.1          Definitions.

4.1.1 The following definitions are hereby added to Section 1.1 of the Credit Agreement in the proper alphabetical order:

“Forbearance Agreement” means the Forbearance Agreement entered into as of November 24, 2015, by and among the Borrower, the Guarantors and the Lender.

 “Forbearance Default” has the meaning given such term in the Recitals to the Forbearance Agreement.

“Forbearance Effective Date” has the meaning given such term in the introductory paragraph of the Forbearance Agreement.

“Forbearance Expiration Date” has the meaning given such term in Section 5.6 of the Forbearance Agreement.

“Forbearance Period” means the period commencing with the Forbearance Effective Date and ending on the Forbearance Expiration Date.

“Non-Forbearance Default” means (i) any Default which is not a Forbearance Default, (ii) any breach by the Borrower or any Guarantor of any of their covenants and agreements set forth in the Forbearance Agreement or (iii) any representation, warranty, certification or statement made or deemed to have been made by or on behalf of the Borrower or the Guarantors in the Forbearance Agreement is incorrect in any material respect as of when made.

“Scheduled Maturity Date” means January 31, 2016; provided, however, that such date may be extended to February 15, 2016 upon timely satisfaction of the conditions set forth for such extension in Section 2.5.2 of the Forbearance Agreement.

4.1.2. The following definitions located in Section 1.1 of the Credit Agreement are hereby amended and restated in their respective entireties as follows:

“Borrowing Base” means $11,954,800 as of the Forbearance Effective Date, as such Borrowing Base is reduced in accordance with Section 2.7 of the Forbearance Agreement or other provisions hereof or thereof. All payments on the principal of the Notes shall automatically reduce the Borrowing Base by a like amount.

“Final Maturity Date”, “Final Maturity” or “Maturity Date” means the Forbearance Expiration Date.

ARTICLE 5
FORBEARANCE

5.1           Forbearance. Subject to the satisfaction of the conditions set forth in Article 6 of this Forbearance Agreement, during the Forbearance Period:

5.1.1 The Lender agrees to forbear from exercising its remedies to collect the Obligations or to enforce the Security Documents to the extent, in either case, that the right to enforce such remedies arises solely as a result of the Forbearance Defaults.

5.1.2 The covenants set forth in Section 7.15 of the Credit Agreement shall be suspended until the Forbearance Expiration Date.

5.2           Permitted Actions; Non-Forbearance Defaults. Except as set forth in Section 5.1 above, during the Forbearance Period, the Lender may continue to take all actions, give notices, and exercise any and all of its rights and remedies under the Credit Agreement (as amended hereby) and the other Loan Documents.

5.3           No Waiver of Rights. Except as specifically set forth in Section 5.1 above, neither the execution and delivery by the Lender of this Forbearance Agreement nor the forbearance by the Lender pursuant to the terms of this Forbearance Agreement will (a) be construed to be a waiver of any Default or Event of Default or a waiver of any rights of the Lender as set forth in the Credit Agreement (as amended hereby) or the other Loan Documents or (b) limit or impair the Lender’s right to demand strict performance of all other terms and covenants of the Credit Agreement (as amended hereby) or the other Loan Documents. The Borrower and the Guarantors further acknowledge and agree that (i) any exercise of rights by the Lender upon termination of its obligation to forbear in accordance with this Forbearance Agreement will not be affected by reason of the forbearance provided for herein, and (ii) neither the Borrower nor the Guarantors may assert as a defense thereto the passage of time, course of dealing, estoppel, laches or any statute of limitations based thereon. Nothing in this Forbearance Agreement constitutes satisfaction of all or any portion of the Obligations under the Credit Agreement (as amended hereby) or any other Loan Document.

5.4           No Other Modifications. Except as expressly stated otherwise in this Forbearance Agreement, all obligations of the Borrower and the Guarantors under the Credit Agreement (as amended hereby) and the other Loan Documents remain in full force and effect.

5.5           No Obligation to Renew, Etc. The Lender has no duty or obligation to renew, modify or extend the term of this Forbearance Agreement.

5.6           Expiration of Forbearance Period. The Forbearance Period will expire and terminate automatically and without notice upon the earlier to occur of the Scheduled Maturity Date or the occurrence of a Non-Forbearance Default (such earlier date being the “Forbearance Expiration Date”).

5.7           Effect of Expiration. Notwithstanding Section 5.1 above, upon the Forbearance Expiration Date, Events of Default shall be presumed to exist as a result of the Forbearance Defaults, and the Lender shall immediately be entitled to exercise all rights and remedies provided at law, in equity or under the Credit Agreement (as amended hereby) or under the other Loan Documents without any notice having been previously given to the Borrower or the Guarantors, all such notices being hereby waived by the Borrower and the Guarantors to the fullest extent not prohibited by Law.

ARTICLE 6

CONDITIONS PRECEDENT

The effectiveness of the agreements of the Lender set forth in Section 5.1 above is subject to the prior satisfaction of each of the following conditions on or before the Forbearance Effective Date (or such later date as may be specified herein or as such date may be extended in writing by the Lender in its sole discretion):

6.1           Payments. The Lender shall have received:

(i) a processing fee of $2,500 pursuant to Section 2.6.6 of the Credit Agreement; and

(ii) payment of the estimated fees and expenses of counsel to the Lender incurred in connection with the enforcement of the Lender’s rights under the Loan Documents, the preparation and negotiation of this Forbearance Agreement and the other documents contemplated hereby, and the recordation of the Mortgages and amendments to Mortgages contemplated hereby.

6.2           Deliverables. The Borrower and the Guarantors shall have executed and delivered to the Lender, or caused to be executed and delivered to the Lender by the appropriate Person(s) in such number of original counterparts as the Lender may request:

(i) this Forbearance Agreement;

(ii) the BP Directive;

(iii) the Cargill Directive;

(iv) the letters-in-lieu contemplated by Section 2.6.3;

(v) the Second Lien Note maturity extension evidence contemplated by Section 2.9; and

(vi) the Mortgages and other documents and instruments contemplated by Section 2.10.

6.3           Representations and Warranties. The representations and warranties of the Borrower and the Guarantors contained in this Forbearance Agreement are true and correct in all material respects on and as of the Forbearance Effective Date.

6.4           No Violation of Law. The consummation of this Forbearance Agreement does not contravene, violate, or conflict with any Requirements of Law.

6.5           Satisfaction of Lender. All matters incident to the consummation of this Forbearance Agreement are satisfactory to the Lender.

ARTICLE 7

MISCELLANEOUS

7.1           Further Assurances. The Borrower and the Guarantors agree to execute and deliver such additional agreements, documents, instruments, certificates, waivers, consents, information or documentation as the Lender may reasonably require from time to time relating to this Forbearance Agreement.

7.2           Notices. Notices to any party hereunder shall be given in accordance with Section 12.1 of the Credit Agreement or as provided in a Guarantor’s Guaranty, as applicable, except that any notice to the Borrower or the Guarantors may also be given by any electronic means, including email, to any electronic address believed by the Lender to be an address of the Borrower or the Guarantors, as applicable, or an officer of the Borrower or the Guarantors, as applicable.

7.3           Amendments and Waivers. Any provision of this Forbearance Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument signed by each party hereto. Delivery of an executed counterpart of such written instrument by telecopy, e-mail, facsimile or other electronic means shall be effective delivery of a manually executed counterpart of such written instrument.

7.4           Highest Lawful Interest Rate. Nothing in this Forbearance Agreement shall be construed or interpreted to be in violation of Section 9.2 of the Credit Agreement.

7.5           Indemnity. The Borrower agrees to provide indemnification in accordance with Section 9.3 of the Credit Agreement.

7.6           Expenses. The Borrower agrees to pay the expenses of the Lender incurred in connection with the preparation and negotiation of this Forbearance Agreement and the other agreements and documents contemplated hereby in accordance with Section 9.4 of the Credit Agreement.

7.7           Survival. All representations and warranties made by or on behalf of the Borrower or the Guarantors shall survive in accordance with Section 9.6 of the Credit Agreement.

7.8           Conditions Precedent for the Benefit of Lender. All of the conditions precedent to the obligations of the Lender set forth in Article 6 of this Forbearance Agreement are solely for the benefit of the Lender, and no Person other than the Lender may rely thereon or insist on compliance therewith.

7.9           GOVERNING LAW. This Forbearance Agreement has been negotiated, is being executed and delivered, and will be performed in whole or in part, in the State of Texas. This Forbearance Agreement and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted and enforced pursuant to the Laws of the State of Texas (and the applicable federal Laws of the United States of America) without giving effect to its choice of law principles.

7.10 Venue; Waiver of Punitive and Consequential Damages. Section 9.7 and Section 9.8 of the Credit Agreement are applicable to this Forbearance Agreement.

7.11 Invalid Provisions; Severability. If any provision of this Forbearance Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Forbearance Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Forbearance Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

7.12 NO DEFENSES OF BORROWER OR GUARANTORS. The Borrower and the Guarantors each stipulate, warrant, represent and agree that, as of the Forbearance Effective Date, it has no defenses against its obligations to pay any of the Obligations or to pay its Guaranty, as applicable, or to pay any other amount due and owing to the Lender pursuant to the Loan Documents. The Borrower and the Guarantors each acknowledge, warrant and agree that the Lender has acted in good faith in all respects as to the Loan Documents and this Forbearance Agreement, and has conducted in a commercially reasonable manner its relationship with the Borrower and the Guarantors in connection with the Loan Documents and this Forbearance Agreement, and the Borrower and the Guarantors hereby waive and release any claims to the contrary.

7.13 RELEASE OF CLAIMS. The Borrower and the Guarantors, each for itself, its successors and assigns, and all those at interest therewith (collectively, the “Releasing Parties”), jointly and severally, hereby voluntarily and forever, RELEASE, DISCHARGE AND ACQUIT the Lender and its officers, directors, shareholders, employees, agents, counsel, successors, assigns, representatives, affiliates and insurers (sometimes referred to below collectively as the “Released Parties”) and all those at interest therewith of and from any and all claims, causes of action, liabilities, damages, costs (including, without limitation, attorneys’ fees and all costs of court or other proceedings), and losses of every kind or nature at this time known or unknown, direct or indirect, fixed or contingent, which the Releasing Parties have or hereafter may have arising out of any act, occurrence, transaction or omission occurring from the beginning of time to the Forbearance Effective Date if related to the Note, the Credit Agreement or the other Loan Documents (the “Released Claims”), except that the future duties and obligations of the Lender under the Loan Documents and the rights of the Borrower and the Guarantors to their respective funds on deposit with the Lender shall not be included in the term Released Claims. IT IS THE EXPRESS INTENT OF THE RELEASING PARTIES THAT THE RELEASED CLAIMS SHALL INCLUDE ANY CLAIMS OR CAUSES OF ACTION ARISING FROM OR ATTRIBUTABLE TO THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE RELEASED PARTIES.

7.14 Access to Counsel; Understanding of Terms; No Commitment to Renew. By execution of this Forbearance Agreement, the Borrower and the Guarantors each warrant and represent to the Lender that (i) they were represented by (or had the opportunity to be represented by) counsel of their own selection; (ii) they each understand the terms of this Forbearance Agreement; and (iii) there is no commitment of the Lender or any other party for a renewal, extension, or modification of the Credit Agreement, the Note or this Forbearance Agreement in the future on any terms whatsoever.

7.15 Statute of Limitations. The parties hereto agree that the statute of limitations pertaining to the Credit Agreement (as amended hereby), the Note, the other Loan Documents and the documents executed in connection therewith shall be tolled during the Forbearance Period.

7.16 Ratification. The Borrower hereby ratifies all of its Obligations under the Credit Agreement (as amended hereby) and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement (as amended hereby) and each of the Loan Documents to which it is a party shall continue in full force and effect after giving effect to this Forbearance Agreement. Each Guarantor hereby ratifies its Guaranty, and agrees and acknowledges that its Guaranty shall continue in full force and effect after giving effect to this Forbearance Agreement. Nothing in this Forbearance Agreement extinguishes, novates or releases any right, claim, Lien, security interest or entitlement of the Lender created by or contained in any of such documents.

7.17 Waiver of Events of Default. Upon satisfaction of the conditions set forth in Article 6 of this Forbearance Agreement, the Borrower’s breach of Section 7.6.3 of the Credit Agreement (pertaining to accounts payable that have not been paid within 90 days after the invoice date therefor) shall be deemed waived. Except as expressly set forth in the immediately preceding sentence, the execution of this Forbearance Agreement shall not be construed as a waiver of any existing Event of Default under the Credit Agreement and the other Loan Documents, and except as expressly set forth in Section 5.1, the Lender reserves its rights to exercise any and all remedies provided for in the Credit Agreement and the other Loan Documents at any time without any notice having been previously given to the Borrower or the Guarantors. The Borrower and the Guarantors each waive their rights to receive notices from the Lender other than notices which cannot be waived under applicable Law.

7.18 Conditions to Effectiveness. This Forbearance Agreement shall be effective upon its execution by the Borrower, the Guarantors and the Lender and the receipt thereof by the Lender.

7.19 Counterparts. This Forbearance Agreement may be executed in a number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Forbearance Agreement by telecopy, e-mail, facsimile or other electronic means shall be effective as a delivery of a manually executed counterpart of this Forbearance Agreement.

7.20 Effect. This Forbearance Agreement is one of the Loan Documents. Except as expressly provided hereby, the Credit Agreement the other Loan Documents shall remain unchanged and in full force and effect.

ARTICLE 8

ENTIRE AGREEMENT

THIS FORBEARANCE AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS FORBEARANCE AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be duly executed as of the Forbearance Effective Date.

BORROWER:

BRUSHY RESOURCES, INC.

By:_______________________
Name: Michael J. Pawelek
Title: Chief Executive Officer

GUARANTORS:

IMPETRO RESOURCES, LLC

By:_______________________
Name: Michael J. Pawelek
Title: President and Chief Executive Officer

IMPETRO OPERATING, LLC

By:_______________________
Name: Michael J. Pawelek
Title: Chief Executive Officer

LENDER:

INDEPENDENT BANK

By:_______________________
Name: John E. Davis
Title: Executive Vice President

Signature Page to Brushy Resources, Inc.
Forbearance Agreement
(Independent Bank)

EXHIBIT A

FORBEARANCE DEFAULTS

1. The Borrower violated the interest coverage ratio covenant set forth in Section 7.15.1 of the Credit Agreement for the fiscal quarter ended June 30, 2015.

2. The Borrower violated the current ratio covenant set forth in Section 7.15.2 of the Credit Agreement for the fiscal quarter ended June 30, 2015.

3. The Borrower violated the leverage ratio covenant set forth in Section 7.15.3 of the Credit Agreement for the fiscal quarter ended June 30, 2015.

4. The Borrower is not currently maintaining the minimum Commodity Hedging Transactions required by Section 7.21 of the Credit Agreement.

5. Upon execution of this Forbearance Agreement a Borrowing Base Deficiency will exist, the cure period for which expires on December 24, 2015.